EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Callisto Pharmaceuticals, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 2005, relating to the consolidated financial statements of Callisto Pharmaceuticals, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




/s/ BDO Seidman, LLP
New York, New York

April 4, 2005